Exhibit 99.1

Crescent Biopharma Completes Closing of Merger with GlycoMimetics and Previously
Announced Private Placement of $200 Million

Advancing Lead Program, CR-001, a PD-1 x VEGF Bispecific Antibody, and Developing
Pipeline of Novel ADCs as Single Agents and in Combination with CR-001

On Track to Submit IND Application for CR-001 in Fourth Quarter of 2025 with Proof-of-Concept
Clinical Data Expected in Second Half of 2026

Shares to Begin Trading on Nasdaq Under Ticker Symbol “CBIO” Today, June 16

Waltham, Mass., June 16, 2025 – Crescent Biopharma, Inc. (“Crescent” or the “Company”), a biotechnology company dedicated to rapidly advancing the next wave of therapies for cancer patients, today announced the completion of its previously announced merger with GlycoMimetics, Inc. (“GlycoMimetics”). The combined company will operate under the name Crescent Biopharma, Inc., and its shares are expected to begin trading on the Nasdaq Capital Market today, June 16, 2025, under the ticker symbol “CBIO.”

Immediately prior to the closing of the merger, Crescent completed a previously announced private financing of $200 million in gross proceeds led by Fairmount, Venrock Healthcare Capital Partners, BVF Partners, and a large institutional investor, with participation from a broad syndicate of healthcare-focused investors. Notable participants include Paradigm BioCapital, RTW Investments, Blackstone Multi-Asset Investing, Frazier Life Sciences, Commodore Capital, Perceptive Advisors, Deep Track Capital, Boxer Capital Management, Soleus, Logos Capital, Driehaus Capital Management, Braidwell LP, and Wellington Management. The proceeds include the conversion of $37.5 million in previously issued convertible notes, plus accrued interest thereon. This financing, together with existing cash, is expected to support the Company’s operations through 2027, including multiple anticipated pipeline milestones.

Pursuant to the terms of the previously disclosed merger agreement, each outstanding share of Crescent common stock was converted into 0.1445 shares of common stock of the combined company, as adjusted for the reverse stock split of GlycoMimetics common stock at a ratio of 1-for-100 shares, effected immediately prior to the merger. The new CUSIP number for the combined company following the reverse stock split and merger is 38000Q201. Following the completion of the merger, there are approximately 19.5 million shares of the combined company's common stock and common stock equivalents outstanding, including shares of common stock underlying pre-funded warrants and Series A convertible preferred stock, and excluding shares underlying equity awards.

“With our seasoned team, promising pipeline, and solid financial foundation supported by leading biotechnology investors, Crescent is well-positioned to lead the next wave of therapeutic innovation for people living with cancer,” said Joshua Brumm, chief executive officer of Crescent. “We anticipate dosing patients in early 2026 in our global Phase 1 trial for CR-001, a PD-1 x VEGF bispecific antibody. Based on the intentional design of CR-001 to replicate a clinically validated approach, we expect the data we generate in patients with solid tumors to be meaningful. We are also advancing two novel ADCs, starting with our CR-002 program which we anticipate entering the clinic in the middle of next year. Our hope is to rapidly bring new treatment options for cancer patients that could truly make a difference in their lives.”

Crescent remains on track to submit an Investigational New Drug (IND) application in the fourth quarter of 2025 for its lead program, CR-001, a tetravalent PD-1 x VEGF bispecific antibody intentionally designed to replicate the cooperative pharmacology of ivonescimab, which demonstrated superior efficacy compared to the current market leader, pembrolizumab, in a large third party Phase 3 trial in non-small cell lung cancer.1 Crescent expects to report proof-of-concept clinical data from a Phase 1 trial of CR-001 in patients with solid tumors in the second half of 2026. CR-002 and CR-003, novel antibody-drug conjugates (ADCs) with topoisomerase inhibitor payloads, are being developed as single agents and in combination with CR-001, with an IND submission for CR-002 anticipated in mid-2026.

About Crescent Biopharma

Crescent Biopharma’s vision is to build a world leading oncology company bringing the next wave of therapies for cancer patients. The Company’s pipeline includes its lead program, a PD-1 x VEGF bispecific antibody, as well as novel antibody-drug conjugates. By leveraging multiple modalities and established targets, Crescent aims to rapidly advance potentially transformative therapies either as single agents or as part of combination regimens to treat a range of solid tumors. For more information, visit www.crescentbiopharma.com and follow the Company on LinkedIn and X.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute "forward-looking statements" within the meaning of the federal securities laws, including for purposes of the "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Crescent’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, Crescent’s ability to achieve the expected benefits or opportunities with respect to CR-001, CR-002 and CR-003, including the expected timelines of regulatory filings and initial clinical data for CR-001, the potential of CR-001, CR-002 and CR-003 to become best-in-class drugs, and the timing of the combined company’s trading on The Nasdaq Capital Market. The words "opportunity," "potential," "milestones," "pipeline," "can," "goal," "strategy," "target," "anticipate," "achieve," "believe," "contemplate," "continue," "could," "estimate," "expect," "intends," "may," "plan," "possible," "project," "should," "will," "would" and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Crescent will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Crescent’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to those uncertainties and factors more fully described in Crescent’s most recent filings with the Securities and Exchange Commission (including its registration statement on Form S-4, most recently amended on May 12, 2025 and declared effective by the SEC on May 14, 2025), as well as risk factors associated with companies, such as Crescent, that operate in the biopharma industry. Should one or more of these risks or uncertainties materialize, or should any of Crescent’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Crescent does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Crescent.

Reference:

1.	Xiong, Anwen et al. Ivonescimab versus pembrolizumab for PD-L1-positive non-small cell lung cancer (HARMONi-2): a randomised, double-blind, phase 3 study in China. The Lancet, 2025; 405 (10481); 839-849.

Contact

Amy Reilly

Chief Communications Officer

amy.reilly@crescentbiopharma.com

617-465-0586

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